Exhibit 99.2

FOR IMMEDIATE RELEASE

21ST CENTURY FOX’S STATEMENT REGARDING OFFER FOR SKY PLC

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION

New York, NY – 22 September, 2018 – Following the conclusion of the auction process, 21st Century Fox (“21CF”) announced its revised cash offer for the fully diluted share capital of Sky which 21CF and its Affiliates do not already own at a price per share of £15.67. A copy of that announcement is available here.

21CF has also issued the following statement:

“We note the increased cash offer for the fully diluted share capital of Sky by Comcast, and that it has been recommended by the Independent Committee of Sky. 21CF is considering its options regarding its own 39 percent shareholding in Sky and will make a further announcement in due course. Sky is a remarkable story and we are proud to have played such a significant role in building the incredible value reflected today in Comcast’s offer.”

Publication on Website

This announcement will be made available free of charge, subject to certain restrictions in relation to persons resident in Restricted Jurisdictions, at www.21CF-offer-for-Sky.com by no later than 12 noon (London time) on the day after the announcement is made.

Neither the content of any website referred to in this announcement nor the content of any website accessible from hyperlinks is incorporated into, or forms part of, this announcement.

For further information, please contact:

Investors:

Reed Nolte: + 1 212-852-7092             rnolte@21cf.com

Mike Petrie: + 1 212-852-7130            mpetrie@21cf.com

Media:

Julie Henderson: + 1 310-369-0773              jhenderson@21cf.com

Nathaniel Brown: + 1 212-852-7746            nbrown@21cf.com

Miranda Higham: + 44 (0) 20 7019-5632     mhigham@21cf.com

About 21st Century Fox

21st Century Fox is one of the world’s leading portfolios of cable, broadcast, film, pay TV and satellite assets spanning six continents across the globe. Reaching more than 1.8 billion subscribers in approximately 50 local languages every day, 21st Century Fox is home to a global portfolio of cable and broadcasting networks and properties, including FOX, FX, FXX, FXM, FS1, Fox News Channel, Fox Business Network, FOX Sports, Fox Sports Regional Networks, National Geographic Channels, Star India, 28 local television stations in the U.S. and more than 350 international channels; film studio Twentieth Century Fox Film; and television production studios Twentieth Century Fox Television and a 50 per cent ownership interest in Endemol Shine Group. 21st Century Fox also holds approximately 39.1 per cent of the issued shares of Sky, Europe’s leading entertainment company, which serves nearly 23 million households across five countries. For more information about 21st Century Fox, please visit www.21CF.com.

Further information

This announcement is for information purposes only and is not intended to, and does not, constitute or form part of any offer or invitation, or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities or the solicitation of any vote or approval of an offer to buy securities in any jurisdiction pursuant to the Acquisition or otherwise. The Acquisition will be implemented solely pursuant to the terms of the Revised Offer Document, and, in respect of Sky Shares held in certificated form, the Revised Form of Acceptance, which will be posted in due course and will contain the full terms and conditions of the Acquisition, including details of how the Increased 21CF Offer may be accepted. Any decision in respect of, or other response to, the Increased 21CF Offer should be made only on the basis of the information contained in these documents. Sky Shareholders are advised to read the formal documentation in relation to the Increased 21CF Offer carefully once it has been despatched.

This announcement does not constitute a prospectus or prospectus equivalent document.

21CF reserves the right to elect, with the consent of the Panel (where necessary), to implement the Acquisition by way of a Scheme. In such event, the Scheme will be implemented on substantially the same terms, so far as applicable, as those which would apply to the Increased 21CF Offer, subject to appropriate amendments to reflect the change in method of effecting the Acquisition.

Overseas jurisdictions

The release, publication or distribution of this announcement in, and the availability of the Increased 21CF Offer to persons who are residents, citizens, or nationals of jurisdictions other than the UK may be restricted by law and therefore any persons who are subject to the laws and/or regulations of any jurisdiction other than the UK should inform themselves about, and observe, any applicable restrictions and legal and regulatory requirements. In particular, the ability of persons who are not resident in the UK to participate in the Increased 21CF Offer may be affected by the laws of the relevant jurisdictions in which they are located.

Sky Shareholders who are in any doubt regarding such matters should consult an appropriate independent advisor in the relevant jurisdiction without delay. Any failure to comply with such restrictions and/or requirements may constitute a violation of the laws and/or regulations of any such jurisdiction.

This announcement has been prepared for the purpose of complying with English law and the City Code and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside the UK.

The Increased 21CF Offer is subject to the applicable requirements of the City Code, the Panel, the London Stock Exchange and the FCA.

Unless otherwise determined by 21CF or required by the City Code, and permitted by applicable law and regulation, the Increased 21CF Offer is not being, and will not be, made available, directly or indirectly, in or into, or by the use of mails or any means or instrumentality (including, but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Increased 21CF Offer will not be capable of acceptance by any such use, means, instrumentality or facilities or from or within any Restricted Jurisdiction.

Accordingly, copies of this announcement and any formal documentation relating to the Increased 21CF Offer are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction and persons receiving such documents (including any custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. Any person (including any custodian, nominee or trustee) who has a contractual or legal obligation, or may otherwise intend, to forward this announcement or any formal documentation relating to the Acquisition to a jurisdiction outside the United Kingdom should inform themselves of, and observe, any applicable legal or regulatory requirements of their jurisdiction and must not mail, send or otherwise forward or distribute them in, into or from any Restricted Jurisdiction. Doing so may render any purported acceptance of the Increased 21CF Offer invalid.

Further details in relation to Sky Shareholders in overseas jurisdictions will be contained in the Revised Offer Document.

Additional information for US investors

The Increased 21CF Offer is being made to holders of Sky Shares resident in the U.S. in reliance on, and in compliance with, the applicable U.S. tender offer rules under the U.S. Securities Exchange Act 1934, as amended and the rules and regulations promulgated thereunder and the “Tier II” exemption provided by Rule 14d-1(d) under such Act, and otherwise in accordance with the requirements of the City Code, the Panel, the London Stock Exchange and the FCA. Accordingly, the Increased 21CF Offer is subject to disclosure and other procedural requirements, including with respect to withdrawal rights, offer timetable, settlement procedures and timing of payments that are different from those applicable under U.S. tender offer procedures and law. In particular, the payment and settlement procedures with respect to the Increased 21CF Offer comply with the relevant UK rules, which differ from U.S. payment and settlement procedures, particularly with regard to the date of payment of consideration.

The Increased 21CF Offer relates to the securities of an English company admitted to trading on the Main Market of the London Stock Exchange. Accordingly, holders of Sky Shares in the U.S. should be aware that this announcement, the Revised Offer Document and any other documents relating to the Increased 21CF Offer have been or will be prepared in accordance with the City Code and the United Kingdom’s disclosure requirements, format and style, all of which differ from those generally applicable in the US. Sky’s financial statements and all Sky financial information included in this announcement, or that may be included in the Revised Offer Document or any other documents relating to the Increased 21CF Offer, have been or will have been prepared in accordance with International Financial Reporting Standards as adopted by the European Union and that may not be comparable to the financial statements or other financial information of U.S. companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the U.S..

To the extent permissible under the City Code and normal UK market practice and subject to the surviving provisions of the Co-operation Agreement and pursuant to an exception under Rule 14e-5 under the U.S. Exchange Act, 21CF, certain affiliated companies and their nominees or brokers (acting as agents) may make certain purchases of, or arrangements to purchase, Sky Shares outside the U.S., otherwise than pursuant to the Increased 21CF Offer, before or during the period in which such the Increased 21CF Offer remains open for acceptance. Those purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases will be disclosed to all investors to the extent required in the UK and the U.S., will be reported to a Regulatory Information Service provider and will be available on the London Stock Exchange website, www.londonstockexchange.com, each of which will be available to the public in the U.S. If such purchases or arrangements to purchase were to be made, they would be made outside the U.S. and would be made in accordance with applicable law, including the U.S. Exchange Act and the City Code.

US holders of Sky Shares should also be aware that the Increased 21CF Offer may have tax consequences in the United States, including that the receipt of cash pursuant to the Increased 21CF Offer by a US holder of Sky Shares will generally be a taxable transaction for US federal income tax purposes and may also be a taxable transaction under applicable US state and local, as well as foreign and other, tax laws. Each US holder of Sky Shares is urged to consult with independent legal, tax and financial advisors in connection with making a decision regarding the Increased 21CF Offer, including, without limitation, to consider the tax consequences associated with such holder’s acceptance of the Increased 21CF Offer.

It may be difficult for US holders of Sky Shares to enforce their rights, effect service of process within the US upon Sky and/or enforce any claim arising out of US federal laws in connection with the Acquisition, since Sky is located in a non-US jurisdiction, and some or all of its officers and directors reside outside of the US. Therefore, US holders of Sky Shares may not be able to sue a non-US company or its officers or directors in a non-US court for violations of US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court’s judgment. There is substantial doubt as to the enforceability in the UK of original actions, or of actions for the enforcement of judgements of US courts, based on civil liability provisions of US federal securities laws.

Neither the US Securities and Exchange Commission nor any US state securities commission has approved or disapproved of the Increased 21CF Offer, passed upon the merits or fairness of the Increased 21CF Offer or passed upon the adequacy or accuracy of the information contained in this announcement or the Revised Offer Document. Any representation to the contrary is a criminal offence in the United States.

Cautionary Statement Concerning Forward-Looking Statements

This document contains certain “forward-looking statements”, including statements related to the manner in which the parties plan to effect the acquisition, the expected benefits and costs of the acquisition, the expected timing of the completion of the acquisition, the various conditions to which the acquisition is subject, the terms of the acquisition, the manner in which 21CF plans to finance the acquisition, the effect of the acquisition on 21CF’s and its subsidiaries’ future prospects, and the potential future financial impact of the acquisition. These statements are based on management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in economic, business, competitive market and regulatory factors. More detailed information about these and other factors that could affect future results is contained in our filings with the Securities and Exchange Commission. The “forward-looking statements” included in this document are made only as of the date of this document and we do not have any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law.

No profit forecast or estimates

No statement in this announcement is intended as or shall be deemed to be a profit forecast or estimate for any period. No statement in this announcement should be interpreted to mean that cash flow from operations, free cash flow, earnings or earnings per share for Sky, 21CF or the Enlarged Group (as applicable) for the current or future financial years would necessarily match or exceed the historical published cash flow from operations, free cash flow, earnings or earnings per share for Sky, 21CF or the Enlarged Group (as applicable).